Filed pursuant to Rule 424(b)(3)

Registration No. 333-255477

Prospectus

CurrencyWorks Inc.

$100,000,000

Common Stock

Debt Securities

Warrants

Subscription Receipts

Units

We may offer and sell, from time to time, our common stock, debt securities, warrants to purchase debt or equity securities, subscription receipts for debt or equity securities or units of such securities at prices and on terms that will be determined at the time of any such offering. We may offer and sell any of such securities or any combination of such securities in one or more offerings up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer our securities under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a delayed or continuous basis. The prospectus supplement for each offering will provide the specific terms of the plan of distribution for that offering. For more detailed information, see “Plan of Distribution” beginning on page 17 of this prospectus.

Our common stock is quoted on the OTCQB operated by the OTC Markets Group and is listed on the TSX Venture Exchange under the symbol “CWRK”. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange or other public market. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2021.

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About This Prospectus

This prospectus is a part of a registration statement that we filed with the United States Securities and Exchange Commission or SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus under the heading “Incorporation of Certain Information by Reference” and the additional information described under the heading “Where You Can Find More Information”.

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus to:

●	the terms “we”, “us”, “our”, “Company” and “CurrencyWorks” refer to CurrencyWorks Inc., a Nevada corporation, and its wholly-owned subsidiary, CurrencyWorks USA Inc., and its majority-owned subsidiary, sBetOne, Inc., unless otherwise specified;
●	the term “securities” means the common stock, debt securities, warrants, subscription receipts and units described in this prospectus; and
●	all reference to “dollars”, “$”, “USD” or “US$” are to U.S. dollars and all reference to “CDN$” are to Canadian dollars.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference, is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

About CurrencyWorks Inc.

We aim to be a financial technology blockchain and digital payments provider that builds, operates and manages fintech (financial technology) platforms for digital currencies, digital assets and security tokens.

Since 2017, our services and development business has provided a turnkey set of services for companies to develop and integrate blockchain and payment technologies into their business operations. We intend to offer fintech services and infrastructure offerings in key categories, including digital currencies, digital assets including non-fungible tokens (NFTs) and digital securities. We anticipate that we will enable companies to digitize, sell and manage new or existing asset classes on blockchain infrastructure, transact in digital/ cryptocurrencies (payments, rewards and credit infrastructure), issue or create digital/crypto assets and/or manage their digital/crypto assets (non-fungible tokens, fungible cold storage and mining).

Our core revenue streams are expected to remain as consulting revenues and transaction fees. We may also earn equity stakes in payment for our services, to the extent permitted under applicable law.

We have not yet established a source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. We have incurred losses since inception resulting in an accumulated deficit of $13,323,375 as at December 31, 2020 (December 31, 2019: $9,310,776). Our ability to operate as a going concern is dependent on obtaining adequate capital to fund operating losses until we become profitable. In its report on our consolidated financial statements for the years ended December 31, 2020 and 2019, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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The principal offices of our company are located at 561 Indiana Court, Los Angeles, California 90291. Our telephone number is (424) 570-9446. Our corporate website address is www.currencyworks.io. The information contained on, or that may be accessed through, our corporate website is not part of, and is not incorporated into, this prospectus.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information contained in or incorporated by reference in this prospectus in evaluating our company and our business before making an investment decision about our company. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

General Cryptocurrency Risks

Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore be subject to fraud and failures.

When cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, such events could result in a reduction in cryptocurrency prices or confidence and impact our success and have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects and operations.

Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, commodities or currencies. For example, during the past three years, a number of bitcoin exchanges have closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed exchanges were not compensated or made whole for partial or complete losses of their account balances. While smaller exchanges are less likely to have the infrastructure and capitalization that may provide larger exchanges with some stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action. We do not maintain any insurance to protect from such risks, and do not expect any insurance for customer accounts to be available (such as federal deposit insurance) at any time in the future, putting customer accounts at risk from such events. In the event we face fraud, security failures, operational issues or similar events such factors would have a material adverse effect on our ability of to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects and operations.

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade.

Governments may in the future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject cryptocurrency companies to additional regulation. The effect of any future regulatory change on our business or any cryptocurrency that may impact our business is impossible to predict, but such change could be substantial and would have a material adverse effect on our business, prospects and operations.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Similar actions by governments or regulatory bodies could result in restriction of the acquisition, ownership, holding, selling, use or trading in our securities. Such a restriction could have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, raise new capital which would have a material adverse effect on our business, prospects or operations and harm investors in our securities.

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On-going and future regulatory actions and regulatory change related to our business or cryptocurrencies, may impact our ability to continue to operate and such actions could affect our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of cryptocurrencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur and is unpredictable. The factors include, but are not limited to:

●	Continued worldwide growth in the adoption and use of cryptocurrencies;
●	Governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;
●	Changes in consumer demographics and public tastes and preferences;
●	The maintenance and development of the open-source software protocol of the network;
●	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;
●	General economic conditions and the regulatory environment relating to digital assets; and
●	Negative consumer sentiment and perception of bitcoin specifically and cryptocurrencies generally.

Such events would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors in our securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions of investors in our securities.

A number of companies that provide bitcoin and/or other cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing bitcoin and/or other cryptocurrency-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of our investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade our securities. Such factors would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and harm investors.

The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

Crises may motivate large-scale purchases of cryptocurrencies which could increase the price of cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior wanes, adversely affecting the value of any cryptocurrencies we hold or expect to acquire for our own account. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold.

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As an alternative to gold or fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is uncertain but could be harmful to us and investors in our securities. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

Acceptance and/or widespread use of cryptocurrency is uncertain.

Currently, there is a relatively small use of bitcoins and/or other cryptocurrencies in the retail and commercial marketplace for goods or services. In comparison there is relatively large use by speculators contributing to price volatility.

The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

Political or economic crises may motivate large-scale sales of Bitcoins and Ethereum, or other cryptocurrencies, which could result in a reduction in value and adversely affect us.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins and Ethereum, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins and Ethereum and other cryptocurrencies either globally or locally. Large-scale sales of bitcoins and Ethereum or other cryptocurrencies would result in a reduction in their value and could adversely affect us. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins, Ethereum, or other cryptocurrencies, participate in the blockchain or utilize similar digital assets in one or more countries, the ruling of which would adversely affect us.

Although currently bitcoins, Ethereum, and other cryptocurrencies, the blockchain and digital assets generally are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these digital assets or to exchange for fiat currency. Such restrictions may adversely affect us. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

If regulatory changes or interpretations require the regulation of bitcoins or other digital assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 or similar laws of other jurisdictions and interpretations by the SEC, CFTC, IRS, Department of Treasury or other agencies or authorities, we may be required to register and comply with such regulations, including at a state or local level. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to us.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins or other cryptocurrency is viewed or treated for classification and clearing purposes. In particular, bitcoins and other cryptocurrency may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions, unless another exemption is available, including transacting in bitcoin or cryptocurrency amongst owners and require registration of trading platforms as “exchanges” such as Coinsquare. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins and other cryptocurrencies under the law. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental action. Any such action may adversely affect an investment in us. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

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Lack of liquid markets, and possible manipulation of blockchain/cryptocurrency-based assets may adversely affect us.

Digital assets that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules and monitoring investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of digital assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of digital assets. These factors may decrease liquidity or volume, or increase volatility of digital securities or other assets trading on a ledger-based system, which may adversely affect us. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

Risks Related to Our Business

We have an evolving business model.

As fintech and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. As a result, to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

The loss or potential loss of our exclusion from regulation pursuant to the Investment Company Act of 1940, the Investment Advisors Act of 1940 or any related state exemptions, could require us to restructure our operations.

The SEC heavily regulates the manner in which “investment companies,” “investment advisors,” and “broker-dealers” are permitted to conduct their business activities. We believe we will conduct our business in a manner that does not result in us being characterized as an investment company, an investment advisor or a broker-dealer, as we do not believe that we will engage in any of the activities that require registration under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or any similar provisions under state law. We intend to continue to conduct our business in such manner. If, however, we are deemed to be an investment company, an investment advisor, or a broker-dealer, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would affect our business to a material degree. The loss or potential loss of our exclusion from regulation pursuant to the Investment Company Act of 1940, the Investment Advisors Act of 1940 or any related state exemptions, could require us to restructure our operations, which could have an adverse effect on our financial condition and results of operations. In addition, we are determined to have engaged in activities that require any such registration, without obtaining such registration, we could be subject to civil and/or criminal liability, which could have an adverse effect on our financial condition and results of operations.

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Cryptocurrency inventory, including that maintained by or for us, may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in cryptocurrency codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Flaws in and exploitations of the source code allow malicious actors to take or create money have previously occurred. To date, several hackings have become public knowledge whereby hackers have exploited security vulnerabilities in computer code used by cryptocurrency exchanges, digital wallets and companies that hold cryptocurrency to steal the equivalent of hundreds of millions of dollars based on current exchange rates. Such events would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

Competing blockchain platforms and technologies may adversely affect our business.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. This may adversely affect us and our exposure to various blockchain technologies. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

Competition in our market could harm our business.

Many of our current and potential competitors may have greater brand recognition, longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than we do. Accordingly, these competitors may be able to spend greater amounts on product development, marketing and distribution. This advantage could enable our competitors to acquire larger market share and develop and offer more competitive products and services. Such competition could adversely impact our ability to attain the financing necessary for us to develop our business plan. In the face of competition, we may not be successful in sufficient market share to make our business profitable.

The cryptocurrency assets we may hold may be subject to loss, theft or restriction on access.

There is a risk that some or all of the cryptocurrency assets we may hold from time to time could be lost or stolen. Access to the cryptocurrency assets we may hold from time to time could also be restricted by cybercrime (such as a denial of service attack) against a service at which we maintain a hosted online wallet. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our cryptocurrency holdings. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access the cryptocurrency assets we hold from time to time and such private keys will not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store the cryptocurrency assets we hold from time to time would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

Incorrect or fraudulent coin transactions may be irreversible.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred coins may be irretrievable. As a result, any incorrectly executed or fraudulent coin transactions could adversely affect our investments and assets.

Coin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction. In theory, cryptocurrency transactions may be reversible with the control or consent of a majority of processing power on the network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of a coin or a theft of coin generally will not be reversible and we may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our coins could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Such events would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

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Since there has been limited precedence set for financial accounting of bitcoin, Ethereum, and other digital assets, it is unclear how we will be required to account for digital assets transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

The current state of capital markets, particularly for small companies, is expected to reduce our ability to obtain the financing necessary to continue our business. If we cannot raise the funds that we need to operate and expand our new business, we may go out of business and investors may lose their entire investment in us.

Like other smaller companies, we face difficulties in raising capital for our continued operations and to operate and expand our new business. We may not be able to raise money through the sale of our equity securities or through borrowing funds on terms we find acceptable.

We have had negative cash flows from operations and if we are not able to obtain further financing, our business operations may fail.

We had cash and cash equivalents in the amount of $33,342 and working deficit of $1,656,536 as of December 31, 2020, and cash and cash equivalents of $1,269 and working deficit of $1,801,807 as of December 31, 2019. We anticipate that we will require additional financing while we operate our business. Further, we anticipate that we will not have sufficient capital to fund our ongoing operations for the next twelve months. We would likely secure any additional financing necessary through a private placement of our common stock through a debt financing. There can be no assurance that any financing will be available to us, or, even if it is, if it will be offered on terms and conditions acceptable to us. Our inability to obtain additional financing in a sufficient amount when needed and upon terms and conditions acceptable to us, could have a material adverse effect upon us. If additional funds are raised by issuing equity securities, dilution to existing or future stockholders will result. If adequate funds are not available on acceptable terms when needed, we may be required to delay, scale back or eliminate the expansion of our new business.

Our chief financial officer devotes approximately 50% of his working time to our company.

Swapan Kakumanu, our chief financial officer, devotes approximately 50% of his working time, or approximately up to 30 hours per week, to our company. Because Mr. Kakumanu works only part-time, instances may occur where he may not be immediately available to provide solutions to problems or address concerns that arise in the course of us conducting our business and thus adversely affect our business. In addition, Mr. Kakumanu can become subject to conflicts of interest because he devotes part of his working time to other business endeavors, including consulting relationships with other entities, and have responsibilities to these other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. Because of these relationships, Mr. Kakumanu could be subject to conflicts of interest.

The directors and officers of our company, including Mr. Kakumanu, are aware of the existence of laws governing the accountability of directors and officers for corporate opportunity and requiring disclosures by the directors and officers of conflicts of interest, and we will rely upon such laws in respect of any directors’ and officers’ conflicts of interest or in respect of any breaches of duty by any of our directors and officers. All such conflicts are to be disclosed by such directors or officers in accordance with applicable laws and the directors and officers are to govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed upon them by law.

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Risks Related to Our Stock

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. On April 23, 2021, our board of directors proposed the amendment of our articles of incorporation to increase the number of authorized shares of our common stock from 75,000,000 to 400,000,000. The amendment of our articles of incorporation requires an approval from our stockholders and subsequent filing of a certificate of amendment with the Nevada Secretary of State to effect the amendment of our articles of incorporation. As of May 4, 2021, we had 53,292,283 shares of our common stock issued and outstanding. As of May 4, 2021, we have 5,555,000 stock options and 16,488,750 share purchase warrants outstanding and convertible notes convertible into 7,004,600 shares of our common stock. Accordingly, we can issue additional shares of common stock upon exercise of the stock options and share purchase warrants and conversion of the convertible notes. In addition, once we amend our articles of incorporation to increase the number of authorized shares of our common stock to 400,000,000, our board of directors will have the authority to cause us to issue additional shares of common stock without consent of our stockholders. Consequently, stockholders may experience dilution in their ownership of our stock in the future.

Because we do not intend to pay any cash dividends on our common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, our results of operations, cash flows and financial condition, operating and capital requirements, and other factors the board considers relevant. We may never pay any dividends. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock is restricted by the SEC’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined in Rule 15g-9) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Risks related to Covid-19

Our business could be adversely affected by the effects of health epidemics, including the global COVID-19 pandemic.

On March 11, 2020, the Coronavirus COVID-19 outbreak was declared a pandemic by the World Health Organization. This has resulted in governments worldwide, including the United States government and the Canadian government, enacting emergency measures to combat the spread of the virus. These measures include implementation of travel bans, self-imposed quarantine periods and social distancing, which are causing material disruption to businesses globally, resulting in an economic slowdown. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. While some of these restrictions are being lifted in stages, significant economic uncertainties persist which require increased judgment for many of our estimates and assumptions. However the ultimate effects of how the outbreak will impact our business in future periods cannot be reasonably estimated at this time.

Forward-Looking Statements

This prospectus, any prospectus supplement and the information and documents incorporated by reference into this prospectus contain or will contain forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements are based on material factors and assumptions made by our company in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate in the circumstances, including but not limited to, general economic conditions, product pricing levels and competitive intensity, supply constraints, the timing and success of new product introductions, our expectations regarding our business, strategy, opportunities and prospects, including our ability to implement meaningful changes to address business challenges, and our expectations regarding the cash flow from operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, that may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by applicable law, including the securities laws of the United States and Canada, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Use of Proceeds

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes, which may include reducing any outstanding indebtedness, increasing our working capital or financing acquisitions and capital expenditures. Pending such use, we may temporarily invest the proceeds.

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Description of Capital Stock

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. We are not authorized to issue any shares of preferred stock. On April 23, 2021, our board of directors proposed the amendment of our articles of incorporation to increase the number of authorized shares of our common stock from 75,000,000 to 400,000,000. The amendment of our articles of incorporation requires an approval from our stockholders and subsequent filing of a certificate of amendment with the Nevada Secretary of State to effect the amendment of our articles of incorporation.

As of May 4, 2021, we had 53,292,283 shares of our common stock issued and outstanding. As of May 4, 2021, we have 5,555,000 stock options and 16,488,750 share purchase warrants outstanding and convertible notes convertible into 7,004,600 shares of our common stock.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Other Rights

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders after payment to creditors.

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Our common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

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Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest of certain Nevada corporations. These provisions provide generally that any person or entity that acquires in excess of a specified percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

●	20% or more but less than 33 1/3%;

●	33 1/3% or more but less than or equal to 50%; or

●	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

●	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

●	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on our stock ledger nor do we believe that we conduct any business in Nevada either directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of any Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of May 4, 2021, we had approximately 126 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

●	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

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●	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

●	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

●	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

●	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Description of Debt Securities

The following describes the general terms and provisions of the debt securities we may offer. When we offer to sell particular debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below.

We may issue secured or unsecured and senior or subordinated debt securities. Particular debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the United States Trust Indenture Act of 1939.

We have filed with the SEC forms of these documents as exhibits to the registration statement of which this prospectus forms a part. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

If we offer debt securities, we will describe the specific terms of the debt securities in a prospectus supplement, including:

●	the title of the debt securities;
●	the aggregate principal amount of the debt securities, the percentage of the principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined;
●	whether the amount of payments of principal of, or premium, if any, or interest on, the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;

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●	provisions with respect to the subordination of the rights of holders of the debt securities to other security holders or creditors;
●	whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable and any applicable limitations on ownership or transferability of such other securities received on conversion;
●	the person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date;
●	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined;
●	the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;
●	the place or places of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served;
●	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events, including but not limited to any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payments of such debt security, or the method for determining the make-whole amount;
●	any optional redemption provisions;
●	provisions relating to subsidiary guarantees, if any;
●	any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;
●	any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities;
●	any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indentures that will be applicable to the debt securities;
●	if other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities;
●	if the debt securities are not to be issued in book-entry form only and held by The Depository Trust Company, or DTC, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa, if permitted by applicable law and regulations;
●	the currency or currencies of such debt securities;
●	the denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities;
●	whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts; and
●	the name of the trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action.

Description of Warrants

The following describes the general terms and provisions of the warrants that we may offer. When we offer to sell particular warrants, we will describe the specific terms of any warrants offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below.

We may issue warrants for the purchase of common stock, debt securities, additional warrants, units or any combination thereof. We may issue warrants independently or together with common stock, debt securities or units and the warrants may be attached to or separate from these securities. We will evidence warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to particular warrants.

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Before we issue any warrants, the forms of warrant agreement, if any, and warrant certificates will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to a current report on Form 8-K. For the complete terms of the warrants, you should refer to the applicable prospectus supplement and the forms of warrant agreement, if any, and warrant certificate for those particular warrants. We encourage you to read the applicable prospectus supplement and the forms of warrant agreement, if any, and warrant certificate for those particular warrants before you purchase any of our warrants.

If we offer warrants, we will describe the specific terms of the warrants in a prospectus supplement, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock, units or additional warrants, the number of shares of common stock, units or additional warrants purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement, if any, and warrants may be modified;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Description of Subscription Receipts

The following describes the general terms and provisions of the subscription receipts that we may offer. When we offer to sell particular subscription receipts, we will describe the specific terms of any subscription receipts offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below.

We may issue subscription receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, common stock, warrants, debt securities or units or any combination thereof. We may issue subscription receipts independently or together with common stock, warrants, debt securities or units. We will evidence subscription receipts by subscription receipt certificates that we may issue under a separate agreement. We may enter into the subscription receipt agreement with a subscription receipt agent. We will indicate the name and address of any such subscription receipt agent in the applicable prospectus supplement relating to particular subscription receipts.

Before we issue any subscription receipts, the forms of subscription receipt agreement, if any, and subscription receipt certificates will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to a current report on Form 8-K. For the complete terms of the subscription receipts, you should refer to the applicable prospectus supplement and the forms of subscription receipt agreement, if any, and subscription receipt certificate for those particular subscription receipts. We encourage you to read the applicable prospectus supplement and the forms of subscription receipt agreement, if any, and subscription receipt certificate for those particular subscription receipts before you purchase any of our subscription receipts.

If we offer subscription receipts, we will describe the specific terms of the subscription receipts in a prospectus supplement, including:

●	the offering price and aggregate number of subscription receipts offered;
●	the currency for which the subscription receipts may be purchased;

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●	the designation and terms of the securities into which the subscription receipts are convertible;
●	if applicable, the date on and after which the subscription receipts and the related securities will be separately transferable;
●	in the case of subscription receipts to acquire debt securities, the principal amount of debt securities convertible upon conversion of one subscription receipt;
●	in the case of subscription receipts to acquire common stock, warrants or units, the number of shares of common stock, warrants, units or any combination thereof acquirable upon the conversion of one subscription receipt;
●	the conditions that must be met in order for holders of subscription receipts to receive for no additional consideration common stock, debt securities, warrants or units;
●	the effect of any merger, consolidation, sale or other disposition of our business on the subscription receipts;
●	the terms of any rights to redeem or call the subscription receipts;
●	any provisions for changes to or adjustments in the number of securities issuable upon conversion of the subscription receipts;
●	the dates on which the right to convert the subscription receipts will commence and expire;
●	the manner in which the subscription receipt agreement, if any, and subscription receipts may be modified;
●	the terms of the securities issuable upon conversion of the subscription receipts; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the subscription receipts.

Description of Units

We may issue units consisting of one or more warrants, subscription receipts, debt securities, shares of common stock, or any combination of such securities. When we offer to sell particular units, we will describe the specific terms of any units offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below.

Before we issue any units, the form of agreement relating to units will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the units, you should refer to the applicable prospectus supplement and the form of units for those particular units. We encourage you to read the applicable prospectus supplement and the form of units for those particular units before you purchase any of our units.

If we offer units, we will describe the specific terms of the units in a prospectus supplement, including:

●	the terms of the units and of the warrants, subscription receipts, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any agreement governing the units; and
●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Plan of Distribution

General

We may offer and sell the securities described in this prospectus through underwriters, dealers or agents, or directly to one or more purchasers or through a combination of these methods, and we may engage in “at the market” offerings into an existing trading market as contemplated in Rule 415(a)(4) under the Securities Act of 1933. The applicable prospectus supplement will describe the terms of the offering of the securities, including, without limitation:

●	the name or names of any underwriters, dealers or agents, if any;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any compensation to underwriters, dealers or agents in connection with the offering; and
●	any securities exchange or market on which the securities may be listed.

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We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	varying prices determined at the time of sale related to such prevailing market prices; or
●	other negotiated prices.

Underwriters, dealers or agents, if any, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business. If material, we will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

By Underwriters

If we use underwriters in the sale of the securities, they may acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We may agree to pay the underwriters a fee or commission for various services relating to the offering of the securities.

By Dealers

If we use a dealer in the sale of the securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

By Agents

We may sell the securities directly or through agents we designate from time to time.

Direct Sales

We may sell the securities directly at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

Compensation of Underwriters, Dealers or Agents

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the United States Securities Act of 1933.

Delayed Delivery Contracts

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

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Stabilization and Other Transactions

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities that we sell to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell the securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Indemnification

Underwriters, dealers or agents who participate in the distribution of securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian and United States securities laws, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Experts and Counsel

Our consolidated financial statements for the years ended December 31, 2020 and 2019 have been incorporated by reference in this prospectus from our annual report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on March 31, 2021 in reliance on the report of Haynie & Company, an independent registered public accounting firm, which has also been incorporated by reference in this prospectus, given on the authority of said firm as experts in auditing and accounting.

The validity of the securities offered will be passed upon for us by Clark Wilson LLP. If the securities are being distributed through any underwriters, dealers or agents, certain legal matters may be passed upon for them by counsel identified in the applicable prospectus supplement.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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Incorporation of Certain Information by Reference

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this prospectus by reference:

1.	our annual report on Form 10-K filed on March 31, 2021 and our annual report on Form 10-K/A filed on March 31, 2021;
2.	our current reports on Form 8-K filed on January 7, 2021, February 11, 2021, March 25, 2021 and April 23, 2021 (except, with respect to each of the foregoing, for the portions of such reports which were deemed to be furnished and not filed); and
3.	the description of our common stock contained in our Form 8-A filed on September 25, 2013, which refers to the description of our common stock contained in our registration statement on Form S-1 (File No. 333-173164) filed on March 30, 2011, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, we incorporate by reference all documents that we file with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any documents or information furnished and not filed with the Securities and Exchange Commission) until we file a post-effective amendment that indicates the termination of the offering of the securities covered by this prospectus and such documents will become a part of this prospectus from the date that such documents are filed with the Securities and Exchange Commission. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the Securities and Exchange Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for documents should be directed to CurrencyWorks Inc., 561 Indiana Court, Los Angeles, California 90291, Attention: President, telephone number (424) 570-9446. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.